UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007
MGI PHARMA, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-10736 (Commission File Number)	41-1364647 (IRS Employer Identification No.)
775 Shakopee Road, Suite 100
Bloomington, Minnesota 55437-3174
(Address of principal executive offices)
(952) 346-4700
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 10, 2007, MGI PHARMA, INC., a Minnesota corporation (“MGI PHARMA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eisai Co., Ltd., a Japanese corporation (“Eisai”), and Jaguar Acquisition Corp., a Minnesota corporation and an indirect wholly-owned subsidiary of Eisai (“Purchaser”), under which Purchaser will acquire all of the shares of MGI PHARMA’s common stock (the “Shares”) for a purchase price of $41.00 per share, net to the holder thereof in cash (the “Offer Price”).
     Pursuant and subject to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to acquire all the outstanding Shares as promptly as practicable (and, in any event, on or before December 21, 2007). In addition, as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into MGI PHARMA (the “Merger”), and MGI PHARMA will become an indirect wholly-owned subsidiary of Eisai. In the Merger, the Shares remaining outstanding following the consummation of the Offer, other than Shares held by Eisai or its subsidiaries or by stockholders who have validly exercised their dissenters’ rights under Minnesota law, will be converted into the right to receive the Offer Price.
     The obligation of Purchaser to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including, among others, the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act. It is also a condition to Purchaser’s obligation to accept for payment and pay for the Shares tendered in the Offer that more than 50% of the outstanding shares of MGI PHARMA common stock on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn (the “Minimum Condition”). Subject to the terms of the Merger Agreement, the Minimum Condition may not be waived by Purchaser without the prior written consent of MGI PHARMA.
     The closing of the Merger is subject to customary closing conditions, and, depending on the number of Shares held by Eisai, Purchaser and their related organizations after Purchaser’s acceptance of the Shares properly tendered in connection with the Offer, approval of the Merger by holders of the outstanding Shares of MGI PHARMA.
     The Merger Agreement includes customary representations, warranties, covenants and agreements of MGI PHARMA, Eisai and Purchaser. MGI PHARMA has agreed to operate its business in the ordinary course until the Merger is consummated. MGI PHARMA has also agreed not to solicit or initiate discussions with third parties regarding other acquisition proposals and to restrictions on its ability to respond to any such proposal. The Merger Agreement also includes customary termination provisions and provides that, in connection with the termination of the Merger Agreement under specified circumstances, MGI PHARMA will be required to pay Eisai a termination fee of $129 million.
     As part of the Merger Agreement, MGI PHARMA granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase the lowest number of newly issued Shares that, when added to the number of Shares owned by Parent, Purchaser and their respective related organizations at the time of such exercise, shall constitute at least 90% of the number of Shares outstanding after such exercise. The per Share exercise price in the Top-Up Option is equal to the Offer Price. However, the number of Shares subject to the Top-Up Option is limited to the number of Shares authorized and available for issuance, and the Top-Up Option cannot be exercised if such exercise would require stockholder approval under the rules of The NASDAQ Stock Market. If the Top-Up Option is exercised by Purchaser, or Purchaser otherwise acquires 90% or more of the outstanding Shares, Purchaser is required, subject to the terms and conditions of the Merger Agreement, to effect a short-form merger under the Minnesota Business Corporation Act.
     A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
     The Merger Agreement contains representations and warranties of MGI PHARMA, Eisai and Purchaser made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the agreement among MGI PHARMA, Eisai and Purchaser and may be subject to important qualifications and limitations agreed to by MGI PHARMA, Eisai and Purchaser in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among MGI PHARMA, Eisai and Purchaser rather than establishing matters as facts.
Notice to Investors
     The information contained in this filing is neither an offer to purchase nor a solicitation of an offer to sell shares of MGI PHARMA. MGI PHARMA stockholders are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission, and MGI PHARMA will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available for free at the U.S. Securities and Exchange Commission’s web site at www.sec.gov, at MGI PHARMA’s website at www.mgipharma.com, and from Georgeson, Inc., Eisai’s information agent for the tender offer, at 1-212-440-9800 for banks and brokers or 1-888-605-7543 for all others.
     A copy of the joint press release issued by Eisai and MGI PHARMA on December 10, 2007 concerning the foregoing is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.
* * * * *
     This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many MGI PHARMA stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, distributors, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of MGI PHARMA’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by MGI PHARMA, as well as the tender offer documents to be filed by Purchaser and the Solicitation/Recommendation Statement to be filed by MGI PHARMA. MGI PHARMA does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 10, 2007, by and among Eisai Co., Ltd., Jaguar Acquisition Corp. and MGI PHARMA, INC.

99.1	Press Release of Eisai Co., Ltd and MGI PHARMA, INC., dated December 10, 2007.

*	The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MGI PHARMA, INC.
Dated: December 11, 2007	By:	/s/ William F. Spengler
William F. Spengler
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 10, 2007, by and among Eisai Co., Ltd., Jaguar Acquisition Corp. and MGI PHARMA, INC.

99.1	Press Release of Eisai Co., Ltd and MGI PHARMA, INC., dated December 10, 2007.

*	The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request.